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EXHIBIT 99.1




CONNECTICUT BANCSHARES, INC. REPORTS 32% INCREASE IN NET INCOME
FOR THE FIRST QUARTER AND DECLARES QUARTERLY DIVIDEND OF $0.18
PER SHARE

MANCHESTER, Conn. - April 22, 2003 - Connecticut Bancshares, Inc. (the "Company") (NASDAQ: SBMC), the holding company for The Savings Bank of Manchester (the "Bank"), reported net income of $7.34 million for the first quarter of 2003, compared to net income of $5.57 million for the first quarter of 2002, representing a 31.78% increase. Earnings per diluted share for the quarter ended March 31, 2003 were $0.68 based on 10.86 million weighted average shares outstanding, compared to earnings per diluted share for the quarter ended March 31, 2002 of $0.52 based on 10.74 million weighted average shares outstanding.

Additionally, the Company declared a quarterly cash dividend of $0.18 per share on the outstanding shares of its common stock. The dividend will be paid on or about May 27, 2003 to stockholders of record as of the close of business on May 12, 2003.

Company President and CEO, Richard P. Meduski, stated, "We are reporting another strong quarter of earnings. Our earnings have increased significantly from last year and our loan growth has been strong. Our nonperforming assets continue to decline. The Bank continues its strategic focus on customer service and leading edge technology."

Net interest income for the first quarter of 2003 was $20.87 million, a $1.95 million, or 10.31%, increase from $18.92 million for the first quarter of 2002. Average interest-earning assets were $2.39 billion for the quarter ended March 31, 2003 compared to $2.32 billion for the prior year period. The Company's net interest margin was 3.51% for the quarter ended March 31, 2003 compared to 3.28% for the quarter ended March 31, 2002.

The increase in net interest income from the prior year period was primarily due to a lower cost of funds on interest-bearing liabilities and a higher volume of loans partially offset by lower yields on loans and investments. The cost of funds decreased from 3.14% for the quarter ended March 31, 2002 to 2.44% for the quarter ended March 31, 2003. The reduction was primarily due to a lower interest rate environment. Average gross loans increased $134.95 million or 9.25% from $1.46 billion for the quarter ended March 31, 2002 to $1.59 billion for the quarter ended March 31, 2003. The increase in average gross loans was primarily in residential and commercial real estate loans. The yield on interest-earning assets declined from 6.10% for the quarter ended March 31, 2002 to 5.68% for the quarter ended March 31, 2003. Loan yields declined from 6.85% for the quarter ended March 31, 2002 to 6.23% for the quarter ended March 31, 2003. Investment yields declined from 4.82% for the quarter ended March 31, 2002 to 4.58% for the quarter ended March 31, 2003. The reductions in yield were primarily due to a lower interest rate environment.

Noninterest income for the first quarter of 2003 was $5.01 million, a $289,000, or 6.12%, increase from $4.72 million for the first quarter of 2002. The increase in noninterest income over the prior year period was primarily due to an increase in service charges and fees and an increase in gains on sales of securities, partially offset by a charge for other than temporary impairment of investment securities. Service charges and fees increased $592,000 as compared to the prior year period primarily due to increases in checking account and merchant services fees. Gains on sales of securities increased $161,000 from the prior year period as certain debt and equity securities were sold during the 2003 quarter. During the first quarter of 2003, a charge for other than temporary impairment totaling $359,000 for two investments was recorded.

Noninterest expense for the first quarter of 2003 was $14.54 million, a $486,000, or 3.23%, decrease from $15.03 million for the first quarter of 2002. The decrease in noninterest expense from the prior year period was primarily due to decreases in amortization of other intangible assets, fees and services, furniture and equipment and other operating expenses. These decreases were partially offset by an increase in employee benefits. In conjunction with the 2001 acquisition of First Federal Savings and Loan Association of East Hartford ("First Federal"), the Bank recorded an intangible asset for noncompete agreements with former First Federal executives. The agreements were amortized over their twelve-month term through the third quarter of 2002. Fees and services decreased as the Bank reduced expenses for outside consultants and loans serviced by others. Furniture and equipment expenses decreased as certain assets became fully depreciated. Other operating expenses decreased mainly due to decreases in office supply costs. Partially offsetting these decreases, employee benefits increased primarily due to increased restricted stock, pension and ESOP expenses.

Established in 1905, The Savings Bank of Manchester is one of Connecticut's oldest and largest independent banks. The Bank is headquartered in Manchester, Connecticut, with 28 branch offices serving 22 communities throughout central and eastern Connecticut. The Bank is committed to operating as an independent bank, delivering quality customer service and a broad array of competitively priced retail and commercial products to customers.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


         Contact:    Connecticut Bancshares, Inc.
                     Michael J. Hartl
                     Senior Vice President and Chief Financial Officer
                     (860) 646-1700


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

CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Condition
(dollars in thousands)
                                                                  March 31,                 March 31,              December 31,
                                                                    2003                      2002                    2002
                                                            ------------------         -------------------     -------------------
                                                                (unaudited)                (unaudited)             (unaudited)
ASSETS
Cash and due from banks:
     Non-interest-bearing deposits and cash                 $         29,399           $          10,356        $         16,346
     Short-term investments                                           52,858                      73,819                   8,918
                                                            ------------------         -------------------     -------------------
          Cash and cash equivalents                                   82,257                      84,175                  25,264
Securities available for sale, at fair value                         741,296                     771,532                 841,622
Loans held for sale                                                      120                         219                       -
Loans:
  One- to four-family residential mortgages                          940,109                     857,461                 907,188
  Construction mortgages                                              68,273                      81,591                  64,182
  Commercial and multi-family mortgages                              283,977                     244,537                 275,818
  Commercial business                                                182,162                     170,118                 180,612
  Installment                                                        133,835                     119,885                 128,939
                                                            ------------------         -------------------     -------------------
     Total loans, gross                                            1,608,356                   1,473,592               1,556,739
  Allowance for loan losses                                           16,314                      15,270                  16,172
                                                            ------------------         -------------------     -------------------
     Total loans, net                                              1,592,042                   1,458,322               1,540,567
                                                            ------------------         -------------------     -------------------
Federal Home Loan Bank Stock, at cost                                 30,783                      30,783                  30,783
Premises and equipment, net                                           17,218                      18,525                  17,793
Accrued interest receivable                                           12,163                      12,960                  12,613
Other real estate owned                                                    -                           -                       -
Cash surrender value of life insurance                                44,392                      41,982                  43,803
Current and deferred income taxes                                          -                       1,254                      58
Goodwill                                                              19,488                      19,970                  19,488
Other intangible assets                                                9,204                      11,656                   9,598
Other assets                                                           5,597                       6,811                   5,953
                                                            ------------------         -------------------     -------------------
               Total assets                                 $      2,554,560           $       2,458,189        $      2,547,542
                                                            ==================         ===================     ===================
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Savings and money market                                  $        598,870           $         561,304        $        592,386
  Certificates of deposit                                            625,828                     719,135                 643,201
  NOW accounts                                                       232,686                     218,000                 230,293
  Demand deposits                                                    126,352                     110,082                 130,099
                                                            ------------------         -------------------     -------------------
     Total deposits                                                1,583,736                   1,608,521               1,595,979
Short-term borrowed funds                                            115,777                     102,779                 121,052
Mortgagors' escrow accounts                                           12,161                       8,512                  15,097
Advances from Federal Home Loan Bank                                 551,108                     474,460                 533,890
Current and deferred income taxes                                        407                           -                       -
Accrued benefits and other liabilities                                35,788                      23,479                  29,964
                                                            ------------------         -------------------     -------------------
               Total liabilities                                   2,298,977                   2,217,751               2,295,982
                                                            ------------------         -------------------     -------------------
Stockholders' equity:
     Common stock                                                        113                         113                     113
     Additional paid-in capital                                      111,540                     109,346                 110,345
     Retained earnings                                               155,030                     133,659                 149,554
     ESOP unearned compensation                                       (7,289)                     (7,910)                 (7,444)
     Restricted stock unearned compensation                          (10,164)                     (5,996)                (10,880)
     Less: Treasury stock, at cost                                    (6,310)                       (232)                 (5,522)
     Accumulated other comprehensive income                           12,663                      11,458                  15,394
                                                            ------------------         -------------------     -------------------
               Total stockholders' equity                            255,583                     240,438                 251,560
                                                            ------------------         -------------------     -------------------
               Total liabilities and stockholders' equity   $      2,554,560           $       2,458,189        $      2,547,542
                                                            ==================         ===================     ===================
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


CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(dollars in thousands, except earnings per share)

                                                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                                                        -----------------------------------------
                                                                                2003                   2002
                                                                        -------------------     -----------------
                                                                                        (UNAUDITED)
Interest and dividend income:
  Interest income on loans                                               $       24,769          $       24,937
  Interest and dividends on investment securities                                 8,851                  10,096
                                                                        -------------------     -----------------
       Total interest and dividend income                                        33,620                  35,033
                                                                        -------------------     -----------------
Interest expense:
  Interest on deposits and escrow                                                 6,370                   9,711
  Interest on short-term borrowed funds                                             208                     456
  Interest on advances from Federal Home Loan Bank                                6,176                   5,943
                                                                        -------------------     -----------------
       Total interest expense                                                    12,754                  16,110
                                                                        -------------------     -----------------
Net interest income                                                              20,866                  18,923
Provision for loan losses                                                           375                     375
                                                                        -------------------     -----------------
Net interest income after provision for loan losses                              20,491                  18,548
                                                                        -------------------     -----------------
Noninterest income:
  Service charges and fees                                                        3,437                   2,845
  Income from cash surrender value of life insurance                                589                     585
  Brokerage commission income                                                       289                     360
  Gains on sales of securities, net                                                 844                     683
  Other than temporary impairment of investment securities                         (359)                      -
  Gains on mortgage loan sales, net                                                  42                      88
  Other                                                                             167                     159
                                                                        -------------------     -----------------
       Total noninterest income                                                   5,009                   4,720
                                                                        -------------------     -----------------
Noninterest expense:
  Salaries                                                                        4,714                   4,611
  Employee benefits                                                               3,897                   3,044
  Fees and services                                                               1,645                   1,851
  Occupancy, net                                                                  1,051                   1,076
  Furniture and equipment                                                           838                     963
  Marketing                                                                         418                     475
  Amortization of other intangible assets                                           394                   1,271
  Foreclosed real estate expense                                                     30                      64
  Net gains on sales of repossessed assets                                           (4)                    (24)
  Other operating expenses                                                        1,559                   1,697
                                                                        -------------------     -----------------
       Total noninterest expense                                                 14,542                  15,028
                                                                        -------------------     -----------------
  Income before provision for income taxes                                       10,958                   8,240
  Provision for income taxes                                                      3,616                   2,670
                                                                        -------------------     -----------------
       Net income                                                        $        7,342          $        5,570
                                                                        ===================     =================

Earnings per share:
  Basic                                                                  $         0.74          $         0.55
  Diluted                                                                $         0.68          $         0.52

Weighted average shares outstanding:
  Basic                                                                       9,953,080              10,115,457
  Diluted                                                                    10,863,235              10,744,499
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

CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY
Selected Financial Data
(dollars in thousands, except per share amounts)
                                                                 FOR THE THREE MONTHS ENDED MARCH 31,
                                                         -------------------------------------------------
                                                                 2003                         2002
                                                         ------------------              -----------------
                                                                                (UNAUDITED)
Operating ratios:
  Return on average assets                                          1.18%                          0.92%
  Return on average stockholders' equity                           11.67%                          9.36%
  Average stockholders' equity to
    average assets                                                 10.10%                          9.86%

Yields (1):
  Net interest rate spread                                          3.24%                          2.96%
  Net interest margin                                               3.51%                          3.28%

  Gross loans                                                       6.23%                          6.85%
  Securities and short term investments                             4.58%                          4.82%
  Total interest-earning assets                                     5.68%                          6.10%

  Interest-bearing deposits and escrow                              1.77%                          2.65%
  Short-term borrowed funds                                         0.72%                          1.65%
  Advances from Federal Home Loan Bank                              4.54%                          5.01%
  Total interest-bearing liabilities                                2.44%                          3.14%


Allowance for loan losses summary:
  Allowance for loan losses, beginning of period          $       16,172                  $      15,228
  Provision for loan losses                                          375                            375
  Loans charged off                                                  285                            381
  Recoveries of loans previously charged off                         (52)                           (48)
                                                         ------------------              -----------------
    Net charge offs                                                  233                            333
                                                         ------------------              -----------------
  Allowance for loan losses, end of period                $       16,314                  $      15,270
                                                         ==================              =================

  Net charge offs to average gross loans (annualized)               0.06%                          0.09%
  Allowance for loan losses to:
     Total gross loans                                              1.01%                          1.04%
     Total nonperforming loans                                    608.96%                        172.84%

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
                                                                          AT MARCH 31,                    AT DECEMBER 31,
                                                              ----------------------------------      ---------------------
                                                                     2003             2002                    2002
                                                              ----------------------------------      ---------------------
                                                                          (UNAUDITED)                      (UNAUDITED)
Other selected data:
    Loans past due 90 days and still accruing:
      One- to four family mortgages                            $         424      $       1,020        $           527
      Commercial and multifamily mortgages                                 -                  -                    395
      Commercial business                                                 77                154                    313
      Installment                                                        108                290                    108
                                                              ----------------   ----------------     ---------------------
        Total loans past due 90 days and still accruing                  609              1,464                  1,343
                                                              ----------------   ----------------     ---------------------
    Loans on nonaccrual:
      One- to four family mortgages                                      298                534                    306
      Construction mortgages                                               -              3,056                      -
      Commercial and multifamily mortgages                               393                  -                    393
      Commercial business                                                984              3,745                    852
      Installment                                                          -                 36                      -
                                                              ----------------   ----------------     ---------------------
        Total loans on nonaccrual                                      1,675              7,371                  1,551
                                                              ----------------   ----------------     ---------------------
    Troubled debt restructurings:
      Commercial and multifamily mortgages                               395                  -                      -
                                                              ----------------   ----------------     ---------------------
        Total troubled debt restructurings                               395                  -                      -
                                                              ----------------   ----------------     ---------------------
  Total nonperforming loans                                            2,679              8,835                  2,894
  Other real estate owned                                                  -                  -                      -
                                                              ----------------   ----------------     ---------------------
     Total nonperforming assets                                $       2,679      $       8,835        $         2,894
                                                              ================   ================     =====================
  Total nonperforming loans as a percentage
     of total gross loans                                               0.17%              0.60%                  0.19%
  Total nonperforming assets as a percentage
     of total assets                                                    0.10%              0.36%                  0.11%

  Shares outstanding (excludes treasury stock)                    11,088,527         11,249,826             11,105,546
  Book value per share                                         $       23.05      $       21.37        $         22.65
  Tangible book value per share                                $       20.46      $       18.56        $         20.03
  Market value per share                                       $       41.53      $       27.49        $         38.45


(1) Yields are calculated on a fully taxable-equivalent basis assuming a 35% Federal income tax rate. Security yields are calculated on amortized cost and exclude the impact of unrealized gains and losses on available for sale securities.
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